Exhibit 99.1




CERTICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Tilden Associates, Inc. (the "Company") on Form10-KSB for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on April 15, 2003 (the "Report"), I, Robert Baskind, Chairman, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ ROBERT BASKIND
-----------------------------
Robert Baskind,
Chairman, President, Chief Executive Officer and Chief Financial Officer April 15, 2003